Exhibit 99.1

Investview (“INVU”) Reports Second-Quarter Fiscal 2022 Financial Results Posting Strong Quarterly Gross Revenue and Net Income

●	Gross Revenue of $25.6 million, an increase of $17.5 million or 216% for the Quarter Year-Over-Year

●	Net Revenue of $23.4 million, an increase of $15.6 million or 201% for the Quarter Year-Over-Year

●	Net Income of $8.4 million, an increase of $9.6 million or 805% for the Quarter Year-Over-Year

●	iGenius continues record growth through new enrollments for its financial educational products and services worldwide.

●	SAFETek officially launched the miner repair facility in Texas. Through this facility, SAFETek has refurbished and restored over 2,000 existing miners back into operation and is currently working to refurbish another 2,500 miners that will generate added hashrate and revenue. The facility has also started accepting repair contracts from mining customers, which will further increase revenue generated by this state-of-the-art repair facility.

Eatontown, NJ, November 22, 2021 Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, is pleased to announce continued growth and performance in consolidated gross revenue and net income for the second quarter of the fiscal year 2022 ended September 30th, 2021.

“It was another strong quarter for Investview. Consolidated gross revenue and net income for the second fiscal quarter was $25.6 million an increase of 216% an $8.4 million an increase of 805% respectively for the same quarter from a year earlier. This was driven by strong business momentum across all business verticals including worldwide subscription growth from iGenius, our global distribution network that provides leading-edge financial technologies, services, education tools, content, and research. Our iGenius business segment is healthier than ever with gross revenue in the second fiscal quarter ending September 30th, 2021, of $17.2 million up 208% over the same period last year. SAFETek, our Blockchain technology company that provides leading-edge research, development and, management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, also contributed to the solid results with gross revenue of $8.3 million up 234% over the same period last year. For the third and fourth fiscal quarters of 2022, we will continue to focus on strengthening our balance sheet, revenue growth, diversification of products and services, expansion of profitability and add the human capital necessary to execute on those priorities,” said Ralph Valvano, Investview CFO.

Jim Bell, Acting CEO of Investview stated, “We delivered another good quarter, with strong demand for our products driving continued growth in both revenue and net income. By nearly every measure the second quarter of fiscal 2022 demonstrates the Company’s continued commitment to the top- and bottom-line financial results.”

Second Quarter Fiscal 2022 Ended September 30, 2021, Financial Highlights

●	$25.6 million gross revenues for the second quarter (an increase of $17.5 million or 216% year over year)

●	$23.4 million net revenue for the second quarter (an increase of $15.6 million or 201% year over year)

●	$7.4 million Income from Operations for the second quarter (an increase of $6.9 million or 1,368% year over year)

●	$8.4 million net income for the first quarter (an increase of $9.6 million or 805% year over year)

●	$22.4 million cash, cash equivalents, and restricted cash for the second quarter (an increase of $21.4 million or 2,091% year over year)

●	$6.5 million of digital currency holdings (Bitcoin, ETH and NDAU) for the second quarter (an increase of $6.4 million or 4,099% year over year)

●	$17.2 million iGenius Subscription and NDAU gross revenue for the second quarter (an increase of $11.6 million or 208% year over year)

●	$8.3 million SAFETek gross revenue for the second quarter (an increase of $5.8 million or 234% increase year over year)

Note: The numbers included in this release are initial expected results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP and are subject to final review by the Company’s independent auditors. Final audited financial statements can be found in our annual SEC Form 10-K filings.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview – driving decentralization of education and finance through a commitment to blockchain technology. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Mario Romano

Phone Number: 732.889.4308

Email: pr@investview.com